Exhibit 10.1.6

EXECUTION VERSION

PLEDGE AGREEMENT dated as of April 28, 2010 (the “Agreement”), by GRAFTECH SWITZERLAND S.A., a Swiss corporation (“Swissco” or the “Pledgor”), in favor of JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (such term and each other capitalized term used but not defined herein having the meaning given it in the Credit Agreement dated as of April 28, 2010, among GrafTech, Global, GrafTech Finance Inc., GrafTech Switzerland S.A., the LC Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Issuing Bank (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”)).

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and the Issuing Bank has agreed to issue Letters of Credit, upon the terms and subject to the conditions set forth therein;

WHEREAS it is a condition precedent to the obligations of the Lenders to make the Loans and of the Issuing Bank to issue the Letters of Credit that Swissco shall have executed and delivered this Pledge Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and the Issuing Bank to issue Letters of Credit, the Pledgor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings assigned to them in the Credit Agreement.

(b) The following terms shall have the following meanings:

“Additional Collateral” shall mean all rights of the Pledgor under any Guarantees, security agreements or other instruments or documents guaranteeing or securing any other Collateral.

“Collateral” shall mean the Pledged Securities, the UCC Collateral, the Additional Collateral and all Proceeds thereof.

“Collateral Account” shall mean any account established to hold money Proceeds, maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties and the Pledgor, as provided in Section 8(a) and Section 15.

“Issuers” shall mean the companies identified on Schedule I attached hereto as the issuers of the Pledged Securities and each issuer of any securities included in the Additional Collateral.

“Pledged Notes” shall mean any Indebtedness owned by Swissco, including (a) the notes listed on Schedule I hereto and (b) all other notes and instruments evidencing Indebtedness of GrafTech, Global, the Borrowers, any Subsidiary or any other person that shall be owned at any time or from time to time by Swissco.

“Pledged Securities” shall mean the Pledged Notes and the Pledged Stock.

“Pledged Stock” shall mean the Capital Stock listed on Schedule I hereto or hereafter acquired by Swissco (other than Capital Stock issued by an entity organized under the laws of South Africa, Australia or England and Wales), together with all certificates from time to time evidencing such Capital Stock.

“Proceeds” shall mean all “proceeds” (as such term is defined in Section 9-102 of the UCC on the date hereof) of any Collateral and, in any event, shall include all interest, payments, prepayments, collections, dividends or other distributions or other income on the Pledged Stock or the Pledged Notes.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Swissco Obligations” shall mean (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans of Swissco, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Swissco or any Swissco CFC under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, (iii) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on all Indebtedness of Swissco owed to Finance or any other Loan Party, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (iv) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Swissco and the Swissco CFCs under this Agreement, the other Loan Documents and the Indebtedness referred to in clause (iii), (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Swissco and the Swissco CFCs under or pursuant to this Agreement and the other Loan

Documents, (c) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of Swissco, monetary or otherwise, under each Interest/Exchange Rate Protection Agreement and each Commodity Rate Protection Agreement entered into with any counterparty that (i) is or was a Lender (or an Affiliate thereof) at the time such Interest/Exchange Rate Protection Agreement or Commodity Rate Protection Agreement was entered into or (ii)(A) was a “Lender” as defined in the Existing Credit Agreement (or an Affiliate thereof) at the time such Interest/Exchange Rate Protection Agreement was entered into and (B) was one of the initial Lenders under this Agreement (or an Affiliate thereof), (d) all obligations of Swissco and the Swissco CFCs under the Guarantee Agreements and (e) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual payment and performance of the obligations of Swissco, monetary or otherwise, under each Cash Management Arrangement entered into with (i) any person that is or was a Lender (or an Affiliate thereof) at the time such Cash Management Arrangement was entered into or (ii) in the case of any Cash Management Arrangement in effect on the Effective Date, any person that was a Lender under this Agreement on the Effective Date (or an Affiliate thereof).

“UCC” shall mean the Uniform Commercial Code from time to time in effect in the State of New York.

“UCC Collateral” shall have the meaning given such term in Section 2.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. Pledge; Grant of Security Interest; Assignment of Security Interests. (a) The Pledgor hereby pledges and delivers to the Collateral Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest in, all the Collateral now or at any time hereafter owned by the Pledgor as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, upon one or more dates of prepayment or otherwise) of the Swissco Obligations. The Pledgor will (i) cause any shares of Capital Stock of any Subsidiary in certificated form and required to be pledged hereunder to be delivered to the Collateral Agent pursuant to the terms hereof and (ii) cause any Pledged Notes to be delivered to the Collateral Agent pursuant to the terms hereof. Furthermore, as security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, upon one or more dates of prepayment or otherwise) of the Swissco Obligations, the Pledgor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the Pledgor’s right, title and interest in and to all of the property now owned or at any time hereafter acquired by the Pledgor in which a security interest may be perfected by the filing of a financing statement under Article 9 of the UCC (the “UCC Collateral”).

(b) The Pledgor agrees that, until the Commitments under the Credit Agreement have been terminated and the principal of and interest on each Loan, all fees referred to in the Credit Agreement and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, the Collateral Agent will have the right, after the occurrence and during the continuance of an Event of Default, to the exclusion of the Pledgor, to exercise all rights of the Pledgor, and to make all demands and give all notices to be made or given by the Pledgor, under or in respect of any Pledged Note in accordance with its terms and any related guarantee agreements guaranteeing or security documents securing such Pledged Note, as their rights may appear therein (and the Pledgor agrees that any such demand or notice made or given by it in violation of the provisions of this paragraph shall be of no force or effect). Without limiting the foregoing, the Pledgor agrees that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may demand payment of the principal of and interest accrued on any Pledged Note.

SECTION 3. Stock Powers and Instruments of Transfer. Concurrently with the delivery to the Collateral Agent of each certificate representing one or more shares of Pledged Stock and each Pledged Note, the Pledgor shall deliver an undated stock power covering such certificate or an instrument of transfer covering such Pledged Note, duly executed in blank by the Pledgor with, if the Collateral Agent so requests, signature guaranteed.

SECTION 4. Representations and Warranties. The Pledgor represents and warrants, as to itself and the Collateral pledged by it hereunder (except that such representation and warranty, except for that made in clause (c) below, is made in the knowledge of the Pledgor in the case of Pledged Securities issued by Issuers that are not Subsidiaries), that:

(a) The shares of Pledged Stock listed on Schedule I constitute the portion of the issued and outstanding shares of all classes of the Capital Stock of the applicable Issuer set forth on Schedule I and the Pledged Notes evidence the obligations of the applicable Issuer to the Pledgor in aggregate principal amounts as set forth on Schedule I.

(b) The Pledged Securities have been duly and validly authorized and issued by the Issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Notes, are legal, valid and binding obligations of the issuers thereof.

(c) Subject to Section 21(b), the Pledgor is the legal, record and beneficial owner of the Pledged Securities and of the Additional Collateral, free of any and all Liens, or options in favor of, or claims of, any other person, except Liens permitted by the Credit Agreement.

(d) All Capital Stock or other ownership interests in the Domestic Subsidiaries (other than limited liability companies and partnerships) will at all times constitute certificated securities for purposes of Articles 8 and 9 of the UCC as in effect in the State of New York or its equivalent in other jurisdictions.

(e) Except for restrictions and limitations imposed by the Loan Documents, securities laws generally, the laws of the country of organization of any Issuer of Pledged Securities or any agreement listed on Schedule 7.09 of the Credit Agreement or otherwise permitted by the Credit Agreement, the Pledged Securities are and will continue to be freely transferable and assignable and none of the Pledged Securities are or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Securities hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

(f) This Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and, when the Pledged Stock, Pledged Notes, UCC Collateral or Additional Collateral shall be delivered to the Collateral Agent (or, as applicable in the case of Capital Stock of Foreign Subsidiaries, the requisite filings or registrations are made), this Agreement will constitute a duly perfected first priority Lien on, and security interest in, all right, title and interest of the Pledgor thereunder in such Pledged Stock, Pledged Notes, UCC Collateral or Additional Collateral, in each case prior and superior in rights to any other person, subject to the agreements listed in Schedule 4.08 to the Credit Agreement or otherwise permitted by the Credit Agreement.

SECTION 5. Covenants. The Pledgor, as to itself and the Collateral pledged by it hereunder, covenants and agrees with the Secured Parties that, from and after the date of this Agreement until this Agreement is terminated and the security interest created hereby is released, subject to Section 21(b):

(a) Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution (other than any liquidation or dissolution permitted by Section 6.01(a) of the Credit Agreement) of any Issuer shall, upon and during the continuance of an Event of Default, upon the written request of the Collateral Agent, be paid over to the Collateral Agent to be held and applied by it hereunder as provided in Section 8(a) and Section 15, and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, upon and during continuance of an Event of Default, upon the written request of the Collateral Agent, be delivered to the Collateral Agent to be held and applied by it hereunder as provided in Section 8(a) and Section 15. If any sums of money or property so paid or distributed in respect of the Collateral shall be received by the Pledgor, the Pledgor shall, upon and during the continuance of an Event of Default, upon the written request of the Collateral Agent, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of the Pledgor, for application in accordance with Section 8(a) and Section 15.

(b) Without the prior written consent of the Collateral Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, except to the extent the same are permitted to be issued under the Credit Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral owned by it, except as not prohibited under the terms of the Credit Agreement, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any person with respect to, any of such Collateral, or any interest therein, except as not prohibited under the terms of the Credit Agreement and for the security interest created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Collateral Agent to sell, assign or transfer any of such Collateral, except as not prohibited under the terms of the Credit Agreement.

(c) The Pledgor shall maintain the security interest created by it under this Agreement as a first priority, perfected security interest and shall defend such security interest against claims and demands of all persons whomsoever. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Pledgor, the Pledgor shall promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral owned by the Pledgor shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall, if so requested by the Collateral Agent, be immediately delivered to the Collateral Agent duly endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement, provided that the use of the Proceeds of such Collateral shall nonetheless be governed by Sections 6 and 7.

SECTION 6. Cash Dividends; Voting Rights; Proceeds. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Pledgor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 7, the Pledgor shall be permitted to receive, retain and use all cash dividends paid in accordance with the terms and conditions of the Credit Agreement in respect of the Pledged Stock and, if applicable, Additional Collateral and to exercise all voting and corporate rights with respect to the Pledged Stock and, if applicable, Additional Collateral, provided, however, that no vote shall be cast or corporate right exercised or other action taken (regardless of whether an Event of Default has occurred and is continuing) which would materially and adversely affect the rights of the Collateral Agent or the Secured Parties or their ability to exercise same or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Pledgor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 7 below, the Pledgor shall be permitted to receive, retain and use all other Proceeds (in addition to cash dividends as provided under Section 6(a)) from the Collateral.

SECTION 7. Rights of the Secured Parties and the Collateral Agent. If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the Pledgor, (a) the Collateral Agent shall have the right to receive any and all Proceeds paid in respect of the Pledged Securities or Additional Collateral and any and all Proceeds of Proceeds and make application thereof to the Swissco Obligations in the manner provided in Section 8(a) and Section 15 and (b) all shares of the Pledged Stock and, if applicable, Additional Collateral shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such shares of the Pledged Stock and to such Additional Collateral at any meeting of shareholders of any Issuer or otherwise and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock and to such Additional Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all the Pledged Stock and, if applicable, Additional Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Pledgor or the Collateral Agent of any right, privilege or option pertaining to such shares of the Pledged Stock and to such Additional Collateral, and in connection therewith, the right to deposit and deliver any and all the Pledged Stock and, if applicable, Additional Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. All Proceeds that are received by the Pledgor contrary to the provisions of this Section 7 shall be received in trust for the ratable benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 7 shall be retained by the Collateral Agent in a Collateral Account to be established by the

Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 8(a) and Section 15. After all Events of Default under the Credit Agreement have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to the Pledgor all cash dividends, interest or principal that the Pledgor would otherwise be permitted to retain pursuant to the terms of Section 6, but only to the extent such Proceeds remain in such Collateral Account.

SECTION 8. Remedies. (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent shall apply all or any part of the Proceeds held in any Collateral Account in accordance with Section 15.

(b) If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Swissco Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem best, for cash or on credit or for future delivery without assumption of any risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of (to the extent permitted by law) any right or equity of redemption in the Pledgor which right or equity is, to the extent permitted by law, hereby waived or released. The Collateral Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or reasonably relating to the Collateral or any of the rights of the Collateral Agent and the Secured Parties hereunder, including reasonable attorney’s fees and disbursements of counsel to the Collateral Agent, to the payment in whole or in part of the Swissco Obligations, in the order set forth in Section 15. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be in writing and deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay all the Swissco Obligations.

SECTION 9. Registration Rights; Private Sales. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 8, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, if the Pledged Stock was issued by a Wholly Owned Subsidiary that is a Domestic Subsidiary, the Pledgor who owns such Pledged Stock will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period expiring on the earlier of (A) one year from the date of the first public offering of the Pledged Stock and (B) such time that all of the Pledged Stock, or that portion thereof to be sold, is sold and (iii) to make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor who owns such Pledged Stock agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act. The Pledgor agrees to (x) indemnify, defend and hold harmless the Collateral Agent and the other Indemnitees from and against all losses, liabilities, expenses, costs (including the reasonable fees and expenses of legal counsel to the Collateral Agent) and claims (including the costs of investigation) that they may incur insofar as any such loss, liability, expense, cost or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus, offering circular or similar document (or any amendment or supplement thereto), or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any writing thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Pledgor or the Issuer of such Pledged Stock by the Collateral Agent or any other Secured Party expressly for use therein, and (y) enter into an indemnification agreement with any underwriter of or placement agent for any Pledged Stock, on its standard form, to substantially the same effect. The Pledgor will bear all costs and expenses of carrying out their obligations under this Section 9.

(b) In the case of any proposed sale of Pledged Stock in the United States, the Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree do so.

(c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be reasonably necessary to make such sale or sales of all or any portion of the Pledged Stock or Additional Collateral owned by it pursuant to this Section valid and binding and in compliance with any and all other applicable requirements of the laws of any jurisdiction. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in the Section shall be specifically enforceable against the Pledgor.

SECTION 10. Irrevocable Authorization and Instruction to Issuer. (a) The Pledgor hereby authorizes and instructs each Issuer that has issued Pledged Stock pledged by the Pledgor pursuant to Section 2 to comply with any instruction received by it from the Collateral Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and agrees that each such Issuer shall be fully protected in so complying.

(b) Each Issuer that is a Subsidiary shall, in the form of the Acknowledgement and Consent attached hereto as Annex A, acknowledge the instructions set forth in clause (a) above and will agree to be bound by the terms of this Agreement and to comply with the terms hereof insofar as such terms are applicable to such Issuer.

SECTION 11. Collateral Agent’s Appointment as Attorney-in-Fact. (a) The Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent of the Collateral Agent, with full irrevocable power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Collateral Agent’s own name, from time to time in the Collateral Agent’s discretion upon and during the continuance of an Event of Default, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including any financing statements, endorsements, assignments or other instruments of transfer.

(b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 11(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

SECTION 12. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar securities and property for its own account, provided that investments shall be made at the option and sole discretion of the Collateral Agent and provided further that the Collateral Agent shall use reasonable efforts to make such investments. Neither the Collateral Agent, any Secured Party nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.

SECTION 13. Execution of Financing Statements. The Pledgor authorizes the Collateral Agent to file financing statements with respect to the Collateral owned by it without the signature of the Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.

SECTION 14. Authority of Collateral Agent. The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting.

SECTION 15. Application of Proceeds. The proceeds of any sale of Collateral pursuant to Section 8(b), as well as any Collateral consisting of cash under Section 8(a), shall be applied by the Collateral Agent as follows:

First, to the payment of the reasonable costs and expenses of the Collateral Agent as set forth in Section 8(b);

Second, to the payment of all amounts of the Swissco Obligations owed to the Secured Parties in respect of Loans made by them and outstanding and amounts owing in respect of any LC Disbursement or Letter of Credit or under any Cash Management Arrangement, Commodity Rate Protection Agreement or Interest/Exchange Rate Protection Agreement with a Lender, pro rata as among the Secured

Parties in accordance with the amount of such Swissco Obligations owed them;

Third, to the payment and discharge in full of the Swissco Obligations (other than those referred to above), pro rata as among the Secured Parties in accordance with the amount of such Swissco Obligations owed to them; and

Fourth, after payment in full of all the Swissco Obligations, to the Pledgor, or the successors or assigns thereof, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any Collateral then remaining.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 16. Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interests granted hereunder and all obligations of the Pledgor hereunder shall be absolute and unconditional.

SECTION 17. Survival of Agreement. All covenants, agreements, representations and warranties made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Loan Documents and the issuance by the Issuing Bank of the Letters of Credit, regardless of any investigation made by the Secured Parties, or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement, or any fee or any other amount payable under or in respect of this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

SECTION 18. Collateral Agent’s Liabilities and Expenses; Indemnification. (a) Notwithstanding anything to the contrary provided herein, the Collateral Agent assumes no liabilities with respect to any claims regarding the Pledgor’s ownership (or purported ownership) of, or rights or obligations (or purported rights or obligations) arising from, the Collateral or any use (or actual or alleged misuse) whether arising out of any past, current or future event, circumstance, act or omission or otherwise, or any claim, suit, loss, damage, expense or liability of any kind or nature arising out of or in connection with the Collateral. All of such liabilities shall, as between the Collateral Agent and the Pledgor, be borne exclusively by the Pledgor.

(b) The Pledgor hereby agrees to pay all reasonable expenses of the Collateral Agent and to indemnify the Collateral Agent with respect to any and all losses, claims, damages, liabilities and related expenses in respect of this Agreement or the Collateral, in each case to the extent the Borrowers are required to do so pursuant to Section 10.03 of the Credit Agreement.

(c) Any amounts payable by the Pledgor as provided hereunder shall be additional Swissco Obligations secured hereby and by its other Security Documents. Without prejudice to the survival of any other agreements contained herein, all indemnification and reimbursement obligations contained herein shall survive the payment in full of the principal and interest under the Credit Agreement, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

SECTION 19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

SECTION 20. Jurisdiction; Consent to Service of Process. (a) The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Loan Party or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Pledgor or any Secured Party or its properties in the courts of any jurisdiction.

(b) Each of the Pledgor and each Secured Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 22. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 21. Termination and Release. (a) This Agreement and the security interest created hereunder shall terminate when all the Swissco Obligations have been fully and indefeasibly paid and when the Secured Parties have no further Commitments and no Letters of Credit are outstanding, at which time the Collateral Agent shall reassign and deliver to the Pledgor, or to such person or persons as the Pledgor shall reasonably designate, against receipt, such of the Collateral owned by the Pledgor as shall have not been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instructions of reassignment and release. Any such reassignment shall be without recourse to or any warranty by the Collateral Agent and at the expense of the Pledgor. Notwithstanding anything herein to the contrary, if all the obligations in respect of any Cash Management Arrangement, Commodity Rate Protection Agreement or Interest/Exchange Rate Protection Agreement, if any, have been secured on a ratable basis by a pledge granted in connection with a refinancing or replacement of the Credit Agreement, then this Agreement and the pledge created hereunder shall terminate when all the obligations under the Credit Agreement have been fully and indefeasibly paid and when the Secured Parties have no further Commitments and no Letters of Credit are outstanding.

(b) All Collateral sold, transferred or otherwise disposed of, in accordance with the terms of the Credit Agreement (including pursuant to a waiver or amendment of the terms thereof), shall be sold, transferred or otherwise disposed of free and clear of the Lien and the security interest created hereunder. In connection with the foregoing, (i) the Collateral Agent shall execute and deliver to the Pledgor with respect to the Collateral owned by the Pledgor, or to such person or persons as the Pledgor shall reasonably designate, against receipt, such Collateral sold, transferred or otherwise disposed together with appropriate instructions of reassignment and release, (ii) any representation, warranty or covenant contained herein relating to the Collateral shall no longer be deemed to be made with respect to such sold, transferred or otherwise disposed Collateral and (iii) all schedules hereto shall be amended to delete the name of the Issuer. Any such reassignment shall be without recourse or to any warranty by the Collateral Agent and at the expense of the Pledgor.

(c) [Intentionally Omitted]

SECTION 22. Notices. All notices, requests and demands to or upon the Secured Parties or the Pledgor under this Agreement shall be given or made in accordance with Section 10.01 of the Credit Agreement at its address set forth therein.

SECTION 23. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the other Loan Documents shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 24. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Collateral Agent, provided that any provision of this Agreement may be waived by the Required Lenders pursuant to a letter or agreement executed by the Collateral Agent or by telecopy transmission from the Collateral Agent.

(b) Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant in Section 24(a)) or delay be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 25. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 26. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Pledgor, the Collateral Agent and the Secured Parties and their successors and assigns, provided that this Agreement may not be assigned by the Pledgor without the prior written consent of the Collateral Agent and the Secured Parties.

SECTION 27. Counterparts. This Agreement may be executed in two or more original counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

SECTION 28. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 29. [Intentionally Omitted]

SECTION 30. Conflicts with Foreign Law Documents. In the event of any inconsistency between the terms and conditions of this Agreement applicable to any Pledged Security and the terms and condition of any Pledge Agreement governed by the laws of any foreign jurisdiction applicable to such Pledged Security, the terms and conditions of such foreign law Pledge Agreement, except to the extent the context or applicable law may require, shall control.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GRAFTECH SWITZERLAND S.A.,

By	/s/ John D. Moran
Name: John D. Moran
Title: Attorney-in-Fact

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

By	/s/ Jennifer Heard
Name: Jennifer Heard
Title: Vice President

[SIGNATURE PAGE TO PLEDGE AGREEMENT—GRAFTECH SWITZERLAND S.A.]

SCHEDULE I

TO PLEDGE AGREEMENT

OF GRAFTECH SWITZERLAND S.A.

I. PLEDGED STOCK

Pledgor	Issuer	Pledged Stock	Percentage Pledged

II. PLEDGED NOTES

III. OTHER NOTES

Pledgor	Issuer	Principal Amount

ANNEX A

TO PLEDGE AGREEMENT

OF GRAFTECH SWITZERLAND S.A.

ACKNOWLEDGMENT AND CONSENT

Each of the undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of April 28, 2010 (the “Pledge Agreement”), by GRAFTECH SWITZERLAND S.A., a Swiss corporation (the “Pledgor”), in favor of JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (such term and each other capitalized term used but not defined herein having the meaning given it in the Pledge Agreement, and if not defined therein, having the meaning given it in the Credit Agreement dated as of April 28, 2010, among GrafTech, Global, GrafTech Finance Inc., GrafTech Switzerland S.A., the LC Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Issuing Bank (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”)).

1. Each of the undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. Each of the undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5(a) of the Pledge Agreement.

3. The terms of subsection 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.

[Signature Page to Follow]

EACH OF THE ISSUERS OF PLEDGED STOCK LISTED ON SCHEDULE I TO THE PLEDGE AGREEMENT, AS SET FORTH ON ATTACHMENT I TO THIS ACKNOWLEDGEMENT AND CONSENT,

by
Name: Title:

ACKNOWLEDGED AND AGREED:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by
Name: Title:

[SIGNATURE PAGE TO ACKNOWLEDGEMENT & CONSENT TO PLEDGE AGREEMENT—GRAFTECH SWITZERLAND S.A.]

GRAFTECH BRASIL PARTICIPAÇÕES LTDA. (BRAZIL),

by
Name: Title:

[SIGNATURE PAGE TO ACKNOWLEDGEMENT & CONSENT TO PLEDGE AGREEMENT—GRAFTECH SWITZERLAND S.A.]

ATTACHMENT I TO

ACKNOWLEDGEMENT AND CONSENT TO

PLEDGE AGREEMENT OF GRAFTECH SWITZERLAND S.A.

ISSUERS OF PLEDGED STOCK

UNDER PLEDGE AGREEMENT

OF GRAFTECH SWITZERLAND S.A.**

Issuer*
GrafTech Ibérica S.L. (Spain)
GrafTech S.p.A. (Italy)
GrafTech France S.A.S. (France)
[intentionally omitted]***

*	Jurisdictions of incorporation of non-United States entities are identified in parentheses following the names of such entities.

**	The pledge of 201 shares (Certificates Nos. 2, 3 and 4), representing 100% of the equity, of GrafTech South Africa (Pty.) Ltd. is excluded from this Pledge Agreement due to restrictions under the local laws of the Republic of South Africa. GrafTech Switzerland S.A. has pledged 100% of the equity in GrafTech South Africa (Pty.) Ltd. solely through the local law Agreement of Pledge dated as of April 28, 2010, between GrafTech Switzerland S.A., as pledgor, and JPMorgan Chase Bank, N.A., as pledgee.

***	GrafTech RUS LLC (Russia) did not sign this Acknowledgement and Consent because, in the judgment of the Administrative Agent, the contractual, operational, expense, tax or regulatory consequences or difficulty of retaining local counsel in Russia would not, in light of the benefits to accrue to the Lenders, justify taking such action.

Each of GrafTech México, S.A. de C.V. (Mexico) and GrafTech Comercial de México, S. de R.L. de C.V. (Mexico) did not sign this Acknowledgement and Consent for reasons of local law in Mexico.

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